Exhibit 99.2
Introductory Note

As previously disclosed, on April 13, 2016, Peabody Energy Corporation, a Delaware corporation (“Peabody Energy” or the “Company”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) were jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

On March 17, 2017, the Bankruptcy Court entered an order, Docket No. 2763 (the “Confirmation Order”), confirming the Debtors’ Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as revised March 15, 2017 (the “Plan”). Copies of the Confirmation Order and the Plan were included as exhibits to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 20, 2017.

Also as previously disclosed, on April 3, 2017, (the “Effective Date”), the Company satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and the Company and the other Debtors emerged from the Chapter 11 Cases.

Risk Factors

We operate in a rapidly changing environment that involves a number of risks. The following discussion highlights some of these risks. Other risks are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 22, 2017 (our “Annual Report”). These and other risks could materially and adversely affect our business, financial condition, prospects, operating results or cash flows. The following risk factors restate certain risk factors included in Item 1A. of our Annual Report to give effect to our emergence from the Chapter 11 Cases. The risks described below and in our Annual Report are not an exhaustive list of the risks associated with our business. New factors may emerge or changes to these risks could occur that could materially affect our business.

Risks Associated with Our Emergence from the Chapter 11 Cases

Our Plan was based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, or adverse market conditions persist or worsen, our plan of reorganization may be unsuccessful in its implementation.

The Plan reflected and relied upon assumptions and analyses based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors that we considered appropriate under the circumstances. Financial projections are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be realized. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to: (i) our ability to obtain adequate liquidity and financing sources in the future; (ii) our ability to maintain customers’ confidence in our viability as a continuing entity and to attract and retain sufficient business from them; (iii) our ability to retain key employees, and (iv) the overall strength and stability of general economic conditions of the financial and coal industries, both in the U.S. and in global markets. Accordingly, we expect that our financing conditions and the results of operations will differ, perhaps materially, from what we anticipated. Consequently, there can be no assurance that the results or developments contemplated by the Plan will occur or, even if they do occur, that they will have the anticipated effects on us or our business or operations. The failure of any such factors, results or developments to materialize as anticipated could materially and adversely affect the successful implementation of the Plan.

Certain claims may not be discharged and could have a material adverse effect on our financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all claims that arose prior to our filing a petition for reorganization under the Bankruptcy Code or before the confirmation of the Plan (a) were subject to compromise and/or treatment under the Plan and/or (b) were discharged in accordance with the terms of the Plan on the Effective Date. Any claims not ultimately discharged through the Plan could be asserted against us and may have an adverse effect on our financial condition and results of operations on a post-reorganization basis.

As a result of our emergence from our Chapter 11 Cases, our historical financial information will not be indicative of our future financial performance and realization of assets and liquidation of liabilities are subject to uncertainty.

Our capital structure has been significantly altered through the implementation of the Plan. As a result, we are subject to the fresh start reporting rules required under the Financial Accounting Standards Board Accounting Standards Codification Topic 852, Reorganizations. Under applicable fresh start reporting rules, which will be reflected in our Form 10-Q for the period ending June 30, 2017, our assets and liabilities will be adjusted to fair values and our accumulated deficit will be restated to zero. Accordingly, our consolidated financial condition and results of operations from and after the Effective
Date will not be comparable to the financial condition or results of operations reflected in our consolidated historical financial statements.

The allocation of fair value is dependent upon a number of estimates and assumptions. Whether actual future results and developments will be consistent with our estimates and assumptions depends on a number of factors, including but not limited to: (i) prices received for our products; (ii) our ability to maintain customers’ confidence in our viability as a continuing entity and to attract and retain sufficient business from them; and (iii) the overall strength and stability of general economic conditions of the financial and coal industries, both in the U.S. and in global energy markets. To the extent that our estimates, assumptions, valuations, appraisals and the financial projections used to develop the allocation of fair value are not realized, we may be required to record impairment charges in the future.

It is also possible that additional restructuring and related charges may be identified and recorded in future periods. Such sales, disposals, liquidations, settlements, or charges could be material to our consolidated financial position and the results of operations in any given period.

Our ability to use our pre- and post-emergence tax attributes may be significantly limited under the U.S. federal income tax rules.

We have generated net operating losses and certain tax credits for U.S. federal income tax purposes (“NOLs”) through the Effective Date.  Our NOLs and other tax attributes, including our tax basis in assets, are subject to reduction on account of cancellation of indebtedness income. Moreover, our ability to use any remaining NOLs and other tax attributes, and possibly any recognized built-in losses, to offset future taxable income or taxes owed will be significantly limited due to the “ownership change”, as defined in section 382 of the Internal Revenue Code of 1986 as amended (the Code), we experienced in connection with the Plan and any additional ownership changes in the post-emergence period.  An entity that experiences an ownership change generally is subject to an annual limitation on its use of its pre-ownership change NOLs and other tax attributes after the ownership change equal to the equity value of the corporation immediately before the ownership change, multiplied by the long term tax exempt rate posted by the Internal Revenue Service (subject to certain adjustments). We will be allowed to calculate the limitation on NOLs and other tax attributes, in general, by reference to our equity value immediately after the ownership change (rather than the equity value immediately before the ownership change, as is the case under the general rule for non-bankruptcy ownership changes), thus generally reflecting any increase in the value of the stock due to the cancellation of debt resulting from the Plan. If we experience an additional ownership change post-emergence, the annual limitation on its use of its pre-ownership change NOLs and other tax attributes after the ownership change will be equal to the equity value of the corporation immediately before the ownership change, multiplied by the long term tax exempt rate posted by the Internal Revenue Service (subject to certain adjustments).  In either case, the annual limitation could also be increased each year to the extent that there is an unused limitation in a prior year.  Accordingly, any ownership changes as described above could impact our tax attributes, and our ability to offset taxable income or taxes may be significantly limited.

Risks Related to Our Indebtedness and Capital Structure

Following the Effective Date, we continue to face a number of risks that could materially and adversely affect our business.

We continue to face a number of risks, including certain risks that are beyond our control, such as deterioration or other changes in economic conditions, changes in the industry, physical risks inherent in the mining and shipping of coal, changes in customer demand for, and acceptance of, our coal, and increasing expenses. As a result of these risks and others, there is no guarantee that the Plan will achieve our stated goals.

Furthermore, even though our overall indebtedness has been reduced through the Plan, we may need to raise additional funds through public or private debt or equity financing or other various means to fund our business. Adequate funds may not be available when needed or may not be available on favorable terms.

We have substantial indebtedness, and our financial performance could be adversely affected by our substantial indebtedness.

As of the Effective Date, we have $1.95 billion of indebtedness outstanding, excluding capital leases, on a consolidated basis. The degree to which we are leveraged could have important consequences, including, but not limited to:

•	making it more difficult for us to pay interest and satisfy our debt obligations;

•	increasing the cost of borrowing under our credit facilities;

•	increasing our vulnerability to general adverse economic and industry conditions;

•
requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, business development or other general corporate requirements;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, business development or other general corporate requirements;

•	making it more difficult to obtain surety bonds, letters of credit, bank guarantees or other financing, particularly during periods in which credit markets are weak;

•	limiting our flexibility in planning for, or reacting to, changes in our business and in the coal industry;

•	causing a decline in our credit ratings; and

•	placing us at a competitive disadvantage compared to less leveraged competitors.

In addition, our indebtedness subjects us to certain restrictive covenants. Failure by us to comply with these covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on us and result in amounts outstanding thereunder to be immediately due and payable.

Any downgrade in our credit ratings could result in, among other matters, additional required financial assurances related to our reclamation bonding requirements, a requirement to post additional collateral on derivative trading instruments that we may enter into, the loss of trading counterparties for corporate hedging and trading and brokerage activities or an increase in the cost of, or a limit on our access to, various forms of credit used in operating our business.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our indebtedness restricts our ability to sell assets outside of the ordinary course of business and restricts the use of the proceeds from any such sales. We may not be able to complete those sales or obtain the proceeds which we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. In addition, the terms of our indebtedness provide that if we cannot meet our debt service obligations, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.

Despite our and our subsidiaries’ indebtedness, we may still be able to incur substantially more debt, including secured debt. This could further increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including additional secured debt. Although covenants under the indenture governing our senior secured notes (the “Senior Secured Notes”) and the agreements governing our other post-emergence indebtedness, including our new senior secured term loan facility (the “Credit Facility”) and capital leases (collectively, the “Exit Financings”) limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions can be substantial. In addition, the indenture governing the Senior Secured Notes and the agreements governing our other Exit Financings do not limit us from incurring obligations that do not constitute indebtedness as defined therein.

Approximately $950.0 million is outstanding under our Credit Facility as of the Effective Date. Additionally, prior to the final maturity date of our Credit Facility, we may add one or more incremental term loan facilities or other first lien debt in an aggregate principal amount not to exceed (a) $300 million plus (b) an additional amount subject to compliance with a specified first lien leverage ratio, subject to certain other conditions.

We may not be able to generate sufficient cash to service all of our indebtedness or other obligations.

Our ability to make scheduled payments on, or refinance our debt obligations, depends on our financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

The terms of our indenture governing the Senior Secured Notes and the agreements and instruments governing our other indebtedness, including the other Exit Financings, impose restrictions that may limit our operating and financial flexibility.

The indenture governing the Senior Secured Notes and the agreements and instruments governing our other post-emergence indebtedness, including the other Exit Financings, contain certain restrictions and covenants which restrict our ability to incur liens and/or debt or provide guarantees in respect of obligations of any other person, which could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. Our Credit Facility also contains a mandatory prepayment provision providing that certain amounts of excess cash flow (as defined in the Credit Facility) must be utilized to make payments on the outstanding balance under the Credit Facility.

The covenants restrict, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends on or make distributions in respect of stock or make certain other restricted payments or investments;

•	enter into agreements that restrict distributions from certain subsidiaries;

•	sell or otherwise dispose of assets;

•	incur capital expenditures beyond a specified amount;

•	enter into transactions with affiliates;

•	create or incur liens;

•	merge, consolidate or sell all or substantially all of our assets; and

•	place restrictions on the ability of subsidiaries to pay dividends or make other payments to us.

Our ability to comply with these covenants may be affected by events beyond our control and we may need to refinance existing debt in the future. A breach of any of these covenants together with the expiration of any cure period, if applicable, could result in a default under the Senior Secured Notes. If any such default occurs, subject to applicable grace periods, holders of Senior Secured Notes may elect to declare all outstanding Senior Secured Notes, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. If the obligations under the Senior Secured Notes were to be accelerated, our financial resources may be insufficient to repay the notes and any other indebtedness becoming due in full.

In addition, if we breach the covenants in the indenture governing the Senior Secured Notes and do not cure such breach within the applicable time periods specified therein, we would cause an event of default under the indenture governing the Senior Secured Notes and a cross-default to certain of our other Exit Financings and the lenders or holders thereunder could accelerate their obligations. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

Risks Related to Ownership of Our Securities

The price of our Securities may be volatile.

The price of our common stock (“Common Stock”) and our Series A Convertible Preferred Stock (“Preferred Stock” and together with the Common Stock, the “Securities”) may fluctuate due to a variety of market and industry factors that may materially reduce the market price of our Securities regardless of our operating performance, including, among others:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	industry cycles and trends;

•	mergers and strategic alliances in the coal industry;

•	changes in government regulation;

•	potential or actual military conflicts or acts of terrorism;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	the limited trading history of our Securities;

•	changes in accounting principles

•	announcements concerning us or our competitors; and

•	the general state of the securities market.

In addition, the price of our Securities may fluctuate due to the following factors, among others:

•	our results of operation and financial condition;

•	our ability to obtain or replace economically recoverable reserves;

•	our ability to economically recover reserves commensurate with our reserve estimates;

•	quarterly variations in the rate of growth of certain financial indicators;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic decisions by us, our clients or competitors, such as acquisitions, divestitures, spin-offs, joint ventures, investments or changes in business strategy;

•	claims against us by third-parties;

•	future sales of our Securities by us, the selling security holders, significant stockholders or our directors or executive officers; and

•	the realization of any risk described under this “Risk Factors” section or those incorporated by reference.

In addition, the stock market in general has experienced significant volatility that often has been unrelated to the operating performance of companies whose shares are traded. These market fluctuations could adversely affect the trading price of our Securities, regardless of our actual operating performance. As a result of all of these factors, investors in our Securities may not be able to resell their stock at or above the price they paid or at all. Further, we could be the subject of securities class action litigation due to any such stock price volatility, which could divert management’s attention and have a material adverse effect on our results of operation.

There is no guarantee that an active and liquid public market for our Securities will develop.

Although Common Stock is traded on the NYSE under the symbol “BTU,” we cannot assure you that an active, public trading market for our Common Stock will develop or be sustained. If an active public trading market does not develop or is not maintained, significant sales of our Common Stock, or the expectation of these sales, could materially and adversely affect the market price of our Common Stock. In addition, stockholders may experience difficulty in reselling, or an inability to sell, their Common Stock.

Furthermore, our Series A Convertible Preferred Stock (“Preferred Stock”) is not listed on any national or regional securities exchange. While we expect to receive approval to list our Preferred Stock on the NYSE, no assurance can be given that we will be successful in doing so. If we are not, the Preferred Stock may be traded only infrequently in transactions arranged through brokers or otherwise, and reliable market quotations may not be available. Holders of our Preferred Stock may experience difficulty in reselling, or an inability to sell, their shares. Such difficulties could lower the market price of our Preferred Stock.

Our Common Stock is subject to dilution and may be subject to further dilution in the future.

Our Common Stock is subject to dilution from our long-term incentive plan, the Preferred Stock, payment-in-kind dividends to be paid to holders of Preferred Stock and certain warrants issued on the Effective Date. In addition, in the future, we may issue equity securities in connection with future investments, acquisitions or capital raising transactions. Such issuances or grants could constitute a significant portion of the then-outstanding Common Stock, which may result in significant dilution in ownership of Common Stock, including shares of Common Stock issued pursuant to the Plan. In addition, holders of Common Stock will be subordinated to the Preferred Stock to the extent of the Preferred Stock’s liquidation preference.

There may be circumstances in which the interests of our significant stockholders could be in conflict with your interests as a stockholder.

Funds associated with Aurelius Capital Management, LP, Contrarian Capital Management, L.L.C. (“Contrarian”), Discovery Capital Management, LLC (“Discovery”), Elliott Management Corp. (“Elliot”), Panning Capital Management, LP (“Panning”) and PointState Capital Management, LP (“PointState”) beneficially own approximately 2.30%, 4.68%, 30.37%, 15.04%, 1.13% and 10.97% of our outstanding Common Stock, respectively, after giving effect to the exercise of any unexercised Warrants held by them.  In addition, funds associated with Aurelius, Contrarian, Elliott and Panning beneficially own approximately 6.00%, 13.22%, 36.84% and 3.13% of our outstanding Preferred Stock, respectively. Further, pursuant to the Plan, our independent directors were selected as follows: (a) the Debtors designated one; (b) Contrarian, PointState, and Panning designated one; (c) Elliott designated one; and (d) a selection committee comprising our chief executive officer, a representative of Elliott and one nominee acting on behalf of Contrarian, PointState and Panning, acting as a selection committee, agreed on the retention of a search firm to identify and recommend the remaining five, which were then selected by the committee. Circumstances may arise in which these stockholders may have an interest in exerting influence to pursue or prevent acquisitions, divestitures or other transactions, including the issuance of additional shares or debt, that, in their judgment, could enhance their investment in us or another company in which they invest. Such transactions might adversely affect us or other holders of our Securities. Furthermore, our significant concentration of share ownership may adversely affect the trading price of our Securities because investors may perceive disadvantages in owning shares in companies with significant stockholders.

The potential payment of dividends on our stock or repurchases of our stock is dependent on a number of factors, and future payments and repurchases cannot be assured.

It is uncertain whether or when we will pay cash dividends or other distributions with respect our stock in the foreseeable future. Restrictive covenants in our Credit Facility limit our ability to pay cash dividends and repurchase shares. Other debt instruments to which we or our subsidiaries are, or may be, a party, may also contain restrictive covenants that limit our ability to pay dividends or for us to receive dividends from our subsidiaries, any of which may negatively impact the trading price of the Common Stock and Preferred Stock. In addition, holders of capital stock will only be entitled to receive such cash dividends as our Board of Directors may declare out of funds legally available for such payments, and our Board of Directors may only authorize us to repurchase shares of our capital stock with funds legally available for such repurchases. The payment of future cash dividends and future repurchases will depend upon our earnings, economic conditions, liquidity and capital requirements, and other factors, including our debt leverage. In addition, the terms of the Preferred Stock will limit our ability to pay cash dividends on or purchase shares of Common Stock without the consent of holders representing at least a majority of the outstanding shares of the Preferred Stock. Accordingly, we cannot make any assurance that future dividends will be paid or future repurchases will be made.

Reports published by analysts, including projections in those reports that exceed our actual results, could adversely affect the price and trading volume of our Securities.

We currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock prices may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our Securities or publishes inaccurate or unfavorable research about our business, our stock prices could decline. If one or more of the analysts ceases coverage of us or fails to publish reports on us regularly, our stock prices or trading volumes could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading prices and volumes for our Securities could be adversely affected.

Sales of our Common Stock could exert downward pressure on the market price of our Common Stock and could encourage short selling that could exert further downward pressure.

To the extent that stockholders who acquire shares of our Common Stock (including through the exercise of the warrants issued pursuant to the warrant agreement dated as of April 3, 2017, which are exercisable at $0.01 per share (the “Warrants”), or the conversion of our Preferred Stock) acquire their shares at prices less than the then current trading price of our Common Stock, they may have an incentive to immediately resell material amounts of such shares in the market that may, in turn, cause the trading price of our Common Stock to decline. Significant downward pressure on our stock price caused by such sales in the market could encourage short sales by other stockholders (and in particular in connection with hedging transactions, such as short sales by warrant holders in anticipation of exercising their Warrants or by holders of our Preferred Stock in anticipation of conversion) or third parties that would place further downward pressure on our stock price. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Since the seller does not own the shares that are sold, the seller must subsequently purchase an equivalent number of shares in the market to complete, or “cover,” the transaction. The seller will realize a profit if the market price of the shares declines after the time of the short sale, but will incur a loss if the market price rises and the seller is forced to buy the replacement shares at a higher price. Accordingly, a declining trend in the market price of our Common Stock may stimulate short sales.